Exhibit 2.1
FIRST AMENDMENT TO PURCHASE AGREEMENT
     FIRST AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”), dated as of December 19, 2005, by and among , Bally Total Fitness Corporation, Crunch Fitness International, Inc., Health & Tennis Corporation of New York, Inc., Jack La Lanne Fitness Centers, Inc., Soho Ho, LLC, Crunch L.A. LLC, 708 Gym, LLC, West Village Gym at the Archives LLC, 59th Street Gym, LLC, Flambe LLC, Ace, LLC, Crunch World, LLC, Crunch CFI, LLC, and AGT Crunch Acquisition LLC, each herein sometimes being referred to individually as a “party” and collectively as the “parties,” is made with reference to the following facts.
W I T N E S S E T H:
     WHEREAS, the parties have entered into that certain Purchase Agreement (the “Purchase Agreement”), dated September 16, 2005;
     WHEREAS, pursuant to Section 5.07 of the Purchase Agreement, the parties have used their respective commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VIII of the Purchase Agreement, as applicable to each of them, no later than December 31, 2005;
     WHEREAS, the conditions precedent that are set forth in Article VIII of the Purchase Agreement will not be satisfied on or prior to December 31, 2005;
     WHEREAS, pursuant to Section 10.01 of the Purchase Agreement, either the Sellers or the Purchaser may terminate Purchase Agreement if the Closing shall not have occurred by December 31, 2005; and
     WHEREAS, the parties hereto have agreed to amend the Purchase Agreement in accordance with the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the parties hereby agree as follows:
     I. Definitions. Terms used but not defined herein shall have the meanings assigned thereto in the Purchase Agreement.
     II. Amendments to Purchase Agreement.
         1. Section 5.04(b) of the Purchase Agreement shall be, and it hereby is, amended to remove the date “December 31, 2005” where such date appears in such section and insert the date “January 17, 2006” in lieu thereof.
         2. Section 10.01(a) of the Purchase Agreement shall be, and it hereby is, amended to remove the date “December 31, 2005” where such date appears in such section and insert the date “January 17, 2006” in lieu thereof.
     III. Incorporation by Reference. The provisions of Sections 11.04 (Severability), 11.07 (Amendment), 11.08 (Waiver), 11.11 (Governing Law) and 11.14

(Counterparts) of the Purchase Agreement shall be incorporated into this Amendment, mutatis mutandis, as if references to “this Agreement” in the Purchase Agreement were references to “this Amendment” in this Amendment.
     IV. Purchase Agreement in Full Force and Effect. All of the provisions of the Purchase Agreement shall remain in full force and effect from and after the date hereof as amended hereby.
     V. References to Purchase Agreement. From and after the date hereof, (i) all references in the Purchase Agreement to “this Agreement,” “hereof,” “herein,” or similar terms, (ii) all references to the Purchase Agreement in each agreement, instrument and other document executed or delivered in connection with the Purchase Agreement, and (iii) all references to the Purchase Agreement and all other related documents, shall mean and refer to the Purchase Agreement as amended by this Amendment.
* * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.
SELLERS:
Crunch Fitness International, Inc.
Health & Tennis Corporation of New York, Inc.
Jack La Lanne Fitness Centers, Inc.
Soho Ho, LLC
Crunch L.A. LLC
708 Gym LLC
West Village Gym at the Archives LLC
59th Street Gym, LLC
Flambe LLC
Ace, LLC
Crunch World, LLC
Bally Total Fitness Holding Corporation

By:
BALLY TOTAL FITNESS CORPORATION

By:	/s/ William Fanelli
	Name:	William Fanelli
	Title:	Attorney-in-Fact

BALLY TOTAL FITNESS CORPORATION
By:	/s/ William Fanelli
	Name:	William Fanelli
	Title:	Senior Vice President

PURCHASER:

AGT CRUNCH ACQUISITION LLC
By:	/s/ Brent A. Leffel
	Name:	Brent A. Leffel
	Title:	Manager